Exhibit 99.1

Zebra Technologies Corporation 3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

Zebra Technologies Announces Second-Quarter 2016 Results

Lincolnshire, Ill., Aug. 9, 2016— Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in providing solutions and services that give enterprises real-time visibility into their operations, today announced results for the second quarter ended July 2, 2016.

“Our solid second quarter results reflected sales in-line with our expectations, gross margin expansion, lower expenses, and improved profitability versus the prior year, against a challenging macro-economic backdrop. Furthermore, we continued to make steady progress on our integration of the Enterprise business,” said Anders Gustafsson, CEO of Zebra Technologies. “We are reiterating our full year outlook with the assumption of no material change to the macro environment, and we remain fully committed to our strategic priorities. We are well positioned as the leader in helping enterprises improve visibility into their operations, and are encouraged by our growth prospects going forward.”

In millions, except per share amounts	2Q16	2Q15	Change
Select reported measures:
Net sales	$879	$890	(1.2)%
Gross profit	$406	$393	3.3%
Gross margin	46.2%	44.2%	200	bps
Net loss	$(49)	$(77)	36.4%
Reported loss per share	$(0.95)	$(1.50)	36.7%

Select non-GAAP measures:
Adjusted net sales	$882	$894	(1.3)%
Adj. net sales decline – constant currency			(0.3)%
Adjusted gross profit	$409	$398	2.8%
Adjusted gross margin	46.4%	44.5%	190	bps
Adjusted EBITDA	$144	$131	9.9%
Adjusted EBITDA margin	16.3%	14.6%	170	bps
Non-GAAP net income	$70	$53	32.1%
Non-GAAP earnings per diluted share	$1.34	$1.03	30.1%

Note: Non-GAAP measures exclude certain items on a tax-effected basis. Refer to the tables included in this press release for reconciliations of GAAP to non-GAAP financial results.

Reported Financial Results

Net sales for the three months ended July 2, 2016, were $879 million, compared with $890 million for the second quarter of 2015. The net loss for the second quarter of 2016 was $49 million, or $0.95 per share, compared with $77 million, or $1.50 per share, for the second quarter of 2015.

Non-GAAP Financial Results

Adjusted net sales were $882 million, compared to $894 million in the second quarter of 2015; and adjusted gross margin was 46.4% in the second quarter of 2016 compared to 44.5% in the second quarter of 2015. Both adjusted net sales and gross margin exclude the impact of purchase accounting adjustments in 2016 and 2015.

Operating expenses for the second quarter of 2016 were $384 compared to $407 million in the prior year’s second quarter. Operating expenses for the second quarter of 2016 include $39 million in acquisition and integration costs and exit and restructuring costs, versus $49 million in the prior year quarter, as well as $60 million for amortization of intangible assets, compared with $63 million for the second quarter of 2015. Adjusted (non-GAAP) metrics exclude these specific operating expense items.

Non-GAAP net income was $70 million, or $1.34 per diluted share, compared with $53 million, or $1.03 per diluted share, for the second quarter of 2015.

Discussion and Analysis

Adjusted net sales in the Enterprise segment accounted for $577 million compared to $574 million in the second quarter of 2015. Legacy Zebra segment net sales were $305 million compared to $320 million in the second quarter of 2015. On a constant currency basis, and excluding the purchase accounting adjustments, second quarter year-over-year adjusted net sales declined 0.3%, with the Enterprise segment growing approximately 1%, and the Legacy Zebra segment declining by approximately 3%.

Adjusted gross margin for the quarter was 46.4%, compared to 44.5% in the prior year period, and reflects an increase primarily due to favorable changes in sales mix, improved margin on services, product cost reduction initiatives, and reductions in other costs.

Adjusted EBITDA for the second quarter of 2016 was $144 million, or 16.3% of adjusted net sales compared to $131 million, or 14.6% of adjusted net sales for the second quarter of 2015, primarily due to higher gross margin and lower operating expenses, partially offset by unfavorable foreign currency changes versus the prior year period.

Tax adjustments and estimation changes related to profitability mix by jurisdiction had an approximate $0.14 positive impact to non-GAAP earnings per share in the second quarter of 2016.

Balance Sheet and Cash Flow

As of July 2, 2016, the company had cash of $141 million and total long term debt of $2.9 billion.

For the first half of 2016, the company made $99 million in scheduled cash interest payments and $145 million in term loan principal payments.

For the first half of 2016, the company generated $122 million of cash flow from operations and incurred capital expenditures of $35 million.

Outlook

Full Year 2016

The company continues to expect full year 2016 net sales, excluding purchase accounting adjustments, to change approximately (3)% to 1% from the comparable net sales of $3,668 million for the full year 2015. This view reflects an expectation of year-over-year growth of (2)% to 2% on a constant currency basis.

Adjusted EBITDA margin is expected to be approximately 17% for the full year 2016.

The company expects to pay down $300 million of debt principal in 2016.

Third Quarter

The company expects third quarter 2016 adjusted net sales to decline approximately (3)% to 0% from the comparable net sales of $919 million in the third quarter of 2015. This expectation reflects year-over-year growth of (2)% to 1% on a constant currency basis.

Adjusted EBITDA margin is expected to be approximately 17% for the third quarter 2016. Non-GAAP earnings are expected to be in the range of $1.30 to $1.50 per share.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2016. The conference call will be held at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) today. To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra

With the unparalleled visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – give organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com. Follow us on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Information

This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales”, “adjusted gross profit”, “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of net sales to adjusted net sales, gross profit to adjusted gross profit, operating income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contacts

Investors:	Media:
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions)

	July 2, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$141	$192
Accounts receivable, net	631	674
Inventories, net	362	394
Prepaid expenses and other current assets	88	72

Total Current assets	$1,222	$1,332

Property and equipment, net	301	298
Goodwill	2,496	2,493
Other intangibles, net	640	757
Long-term deferred income taxes	54	52
Other long-term assets	78	92

Total Assets	$4,791	$5,024

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$347	$289
Accrued liabilities	303	358
Deferred revenue	209	198
Income taxes payable	—	31

Total Current liabilities	$859	$876
Long-term debt	2,873	3,012
Long-term deferred revenue	118	124
Other long-term liabilities	110	99

Total Liabilities	$3,960	$4,111

Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	1	1
Additional paid-in capital	189	194
Treasury stock	(615)	(631)
Retained earnings	1,320	1,398
Accumulated other comprehensive loss	(64)	(49)

Total Stockholders’ Equity	831	913

Total Liabilities and Stockholders’ Equity	$4,791	$5,024

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net sales
Net sales of tangible products	$753	$762	$1,467	$1,517
Revenue from services and software	126	128	259	266

Total net sales	$879	$890	$1,726	$1,783

Cost of sales
Cost of sales of tangible products	387	407	760	793
Cost of services and software	86	90	170	188

Total cost of sales	473	497	930	981

Gross profit	406	393	796	802

Operating expenses:
Selling and marketing	112	125	233	247
Research and development	95	100	188	196
General and administrative	78	70	152	136
Amortization of intangible assets	60	63	119	131
Acquisition and integration costs	34	31	71	57
Exit and restructuring costs	5	18	11	29

Total operating expenses	384	407	774	796

Operating (loss) income	22	(14)	22	6

Other (expense) income:
Foreign exchange (loss) income	(5)	11	(4)	(16)
Interest expense and other, net	(51)	(50)	(101)	(101)

Total other (expenses)	(56)	(39)	(105)	(117)

(Loss) income from continuing operations before income taxes	(34)	(53)	(83)	(111)
Income tax expense (benefit)	15	24	(5)	(9)

Net (loss) income	$(49)	$(77)	$(78)	$(102)

Basic (loss) earnings per share	$(0.95)	$(1.50)	$(1.51)	$(2.00)
Diluted (loss) earnings per share	$(0.95)	$(1.50)	$(1.51)	$(2.00)

Basic weighted average shares outstanding	51,533	50,917	51,405	50,798
Diluted weighted average and equivalent shares outstanding	51,533	50,917	51,405	50,798

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Amounts in millions)

(Unaudited)

	Three months ended		Six months ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net (loss) income	$(49)	$(77)	$(78)	$(102)

Unrealized gain (loss) on anticipated sales hedging transactions, net of tax	11	(5)	(4)	(3)
Unrealized (loss) gain on forward interest rate swaps hedging transactions, net of tax	(3)	3	(10)	(4)
Foreign currency translation adjustment	(6)	(8)	(1)	(10)

Comprehensive (loss) income	$(47)	$(87)	$(93)	$(119)

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 2, 2016	July 4, 2015
Cash flows from operating activities:
Net (loss) income	$(78)	$(102)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	154	162
Amortization of debt issuance cost and discount	11	10
Share-based compensation	12	18
Excess tax benefit from share-based compensation	(2)	(11)
Deferred income taxes	3	(25)
Unrealized (gain) loss on forward interest rate swaps	(2)	—
All other, net	4	1
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	46	48
Inventories, net	32	(23)
Other assets	20	(17)
Accounts payable	51	(43)
Accrued liabilities	(66)	1
Deferred revenue	4	16
Income taxes	(61)	(18)
Other operating activities	(6)	3

Net cash provided by operating activities	122	20

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(49)
Purchases of property and equipment	(35)	(49)
Proceeds from sale of long-term investments	—	2
Purchases of long-term investments	(1)	—
Purchases of investments and marketable securities	—	(1)
Proceeds from sales of investments and marketable securities	—	25

Net cash used in investing activities	(36)	(72)

Cash flows from financing activities:
Payment of debt	(213)	(130)
Proceeds from issuance of long-term debt	68	—
Proceeds from exercise of stock options and stock purchase plan purchases	5	11
Taxes paid related to net share settlement of equity awards	(6)	(13)
Excess tax benefit from share-based compensation	2	11

Net cash (used in) provided by financing activities	(144)	(121)

Effect of exchange rate changes on cash	7	(16)

Net (decrease) increase in cash and cash equivalents	(51)	(189)
Cash and cash equivalents at beginning of period	192	394

Cash and cash equivalents at end of period	$141	$205

Supplemental disclosures of cash flow information:
Income taxes paid, net	52	21
Interest paid	99	91

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in millions)

(Unaudited)

REPORTED NET SALES BY PRODUCT CATEGORY

	Three Months Ended
Product category	July 2, 2016	July 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Hardware	$685	$695	-1.4	77.9	78.1
Supplies	68	67	1.5	7.8	7.5
Service and software	126	128	-1.6	14.3	14.4

Total Net sales	$879	$890	-1.2	100.0	100.0

	Six Months Ended
Product category	July 2, 2016	July 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Hardware	$1,329	$1,383	-3.9	77.0	77.6
Supplies	138	134	3.0	8.0	7.5
Service and software	259	266	-2.6	15.0	14.9

Total net sales	$1,726	$1,783	-3.2	100.0	100.0

REPORTED NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic region	July 2, 2016	July 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Europe, Middle East and Africa	$283	$303	-6.6	32.2	34.0
Latin America	53	55	-3.6	6.0	6.2
Asia-Pacific	129	118	9.3	14.7	13.3

Total International	465	476	-2.3	52.9	53.5
North America	414	414	0.0	47.1	46.5

Total Net sales	$879	$890	-1.2	100.0	100.0

	Six Months Ended
Geographic region	July 2, 2016	July 4, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Europe, Middle East and Africa	$557	$594	-6.2	32.2	33.3
Latin America	98	108	-9.3	5.7	6.0
Asia-Pacific	243	224	8.5	14.1	12.6

Total International	898	926	-3.0	52.0	51.9
North America	828	857	-3.4	48.0	48.1

Total net sales	$1,726	$1,783	-3.2	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net (loss) income	$(49)	$(77)	$(78)	$(102)

Income tax expense (benefit)	$15	$24	$(5)	$(9)
Share-based compensation	$3	$9	$12	$18
Acquisition and integration costs	$34	$31	$71	$57
Exit and restructuring costs	$5	$18	$11	$29
Purchase accounting adjustments	$3	$5	$6	$12
Foreign exchange loss (income)	$5	$(11)	$4	$16
Amortization of intangible assets	$60	$63	$119	$131
Amortization of debt issuance cost and discount	$6	$5	$11	$10
Forward interest rate swaps (income) expense	$(1)	$2	$(2)	$(0)
Tax effects	$(11)	$(16)	$(27)	$(36)

Total adjustments	$119	$130	$200	$228

Non-GAAP net income	$70	$53	$122	$126

GAAP (loss) earnings per share
Basic	$(0.95)	$(1.50)	$(1.51)	$(2.00)

Diluted	$(0.95)	$(1.50)	$(1.51)	$(2.00)

Non-GAAP earnings per share
Basic	$1.35	$1.05	$2.38	$2.48

Diluted	$1.34	$1.03	$2.35	$2.44

Basic weighted average shares outstanding	51,533	50,917	51,405	50,798
Diluted weighted average and equivalent shares outstanding	52,115	51,735	52,040	51,483

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
EBITDA Reconcilation
Operating (loss) income	$22	$(14)	$22	$6

Depreciation	17	19	35	31
Amortization of intangible assets	60	63	119	131

EBITDA (non-GAAP)	$99	$68	$176	$168

Acquisition and integration costs	34	31	71	57
Purchase accounting adjustments	3	5	6	12
Exit and restructuring costs	5	18	11	29
Share-based compensation	3	9	12	18

Adjusted EBITDA (non-GAAP)	$144	$131	$276	$284

Adjusted EBITDA % of non-GAAP Sales	16.3%	14.6%	15.9%	15.8%

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

ADJUSTED NET SALES DECLINE

Three Months Ended July 2, 2016
Reported net sales decline	(1.2)%
Purchase accounting adjustments	(0.2)%
Exclusion of foreign currency translation impact	1.1%

Adjusted net sales decline in constant currency	(0.3)%

Six Months Ended July 2, 2016
Reported net sales decline	(3.2)%
Purchase accounting adjustments	(0.2)%
Exclusion of foreign currency translation impact	1.6%

Adjusted net sales decline in constant currency	(1.8)%

ADJUSTED NET SALES BY SEGMENT

	Three Months Ended
	July 2, 2016	July 4, 2015	Percent Change
Legacy Zebra	$305	$320	-4.7
Enterprise	577	574	0.5

Adjusted net sales	$882	$894	-1.3
Purchase accounting adjustments	(3)	(4)

Reported net sales	$879	$890	-1.2

	Six Months Ended
	July 2, 2016	July 4, 2015	Percent Change
Legacy Zebra	$618	$652	-5.2
Enterprise	1,114	1,141	-2.4

Adjusted net sales	$1,732	$1,793	-3.4
Purchase accounting adjustments	(6)	(10)

Reported net sales	$1,726	$1,783	-3.2